UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2014

Anadarko Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (832) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 28, 2014, the Board of Directors (the “Board”) of Anadarko Petroleum Corporation (Anadarko or the “Company”) elected Mr. Joseph W. Gorder as a member of the Board, effective immediately. Mr. Gorder was also appointed as a member of the Board’s Compensation and Benefits Committee.

Mr. Gorder, 57, is Chief Executive Officer and President of Valero Energy Corporation, a Fortune 500 international manufacturer and marketer of transportation fuels, other petrochemical products and power. He also serves as a member of the Valero Energy Corporation Board of Directors and as Chairman of the Board and CEO of Valero Energy Partners, LP. Prior to his appointment as CEO of Valero in May 2014, Mr. Gorder served as President and Chief Operating Officer, responsible for refining operations and commercial operations in marketing, supply, logistics and transportation. He was previously Chief Commercial Officer and President of Valero Europe. He oversaw all commercial trading and related activity for the company, including crude and feedstock supply and trading, wholesale marketing, logistics operations, commercial business development, transportation, refining and specialty products marketing. In addition, he was responsible for all business activity and operations of Valero’s assets in the United Kingdom and Ireland.

Mr. Gorder also has served as Valero’s Executive Vice President, Marketing and Supply, following tenure as Senior Vice President for Corporate Development and Strategic Planning. He also serves as an Executive Committee member of the American Fuel & Petrochemical Manufacturers.

Before joining Valero, Mr. Gorder held the positions of Vice President of Business Development for Ultramar Diamond Shamrock, and Director of Commercial/Industrial Sales, Assistant Treasurer and Director of Information Systems for Diamond Shamrock.

In connection with his election to the Board, Mr. Gorder will receive $208,333 in value of deferred shares of the Company’s common stock, which is a pro rata grant based on a full-year value of $250,000. Mr. Gorder will also receive the standard Board and committee retainers and meeting fees, as well as other previously disclosed benefits, for non-management directors, plus expenses related to attendance, as well as a grant of deferred shares that is awarded on the date of the Company’s annual shareholder meeting upon each director’s election. The specific terms of these awards, as most recently approved by the Board’s Compensation and Benefits Committee, are described further in the Company’s annual proxy statement that was filed with the Securities and Exchange Commission on March 21, 2014. Mr. Gorder will also enter into a director indemnification agreement with the Company, the form of which has been previously filed with the Securities and Exchange Commission.

There are no arrangements or understanding between Mr. Gorder and any other person pursuant to which Mr. Gorder was selected as a director. Mr. Gorder does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Gorder has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated July 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION
(Registrant)

July 28, 2014

	By:	/s/ Robert K. Reeves
Robert K. Reeves
Executive Vice President, General Counsel
and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 28, 2014.